UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 28, 2015
EMCOR Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-8267	11-2125338
(Commission File Number)	(I.R.S. Employer Identification No.)

301 Merritt Seven, Norwalk, CT	06851-1092
(Address of Principal Executive Offices)	(Zip Code)

(203) 849-7800

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a) In connection with the election effective October 29, 2015 of Mr. Steven B. Schwarzwaelder to the Board of Directors (the “Board”) of EMCOR Group, Inc. (the “Company”), as set forth in Item 5.02 hereof, the Company and Mr. Schwarzwaelder entered into a Restricted Stock Unit Agreement dated as of October 29, 2015 providing for the award to him of 2,831 Restricted Stock Units (“RSUs”).  Under the terms of the Restricted Stock Unit Agreement, dated as of October 29, 2015, Mr. Schwarzwaelder will be entitled to receive 2,831 shares of the Company’s Common Stock in respect of the RSUs on October 29, 2016 subject to vesting provisions set forth in the Restricted Stock Unit Agreement.  A copy of the Restricted Stock Unit Agreement is attached hereto as Exhibit 10.1, the terms of which are incorporated herein by reference thereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b)  On October 14, 2015 the Company reported that Mr. Frank T. MacInnis had announced his intention to retire from the Board, effective October 28, 2015, for personal reasons and not as a result of any disagreement with the Company or the Board.

(d) On October 29, 2015, the Board of the Company elected Mr. Steven B. Schwarzwaelder to fill the vacancy on the Board caused by the resignation of Mr. MacInnis.  The Board has not yet determined the committees of the Board to which Mr. Schwarzwaelder will be named.  Following his election, Mr. Schwarzwaelder was awarded, under the Company’s Director Award Program and in accordance with a Restricted Stock Unit Agreement dated as of October 29, 2015, 2,831 RSUs which are described in Item 1.01(a) hereof.  Mr. Schwarzwaelder will be compensated as a director in accordance with the Company’s compensation policy for non-employee directors.

A copy of the press release announcing the resignation of Mr. MacInnis from the Board and Mr. Schwarzwaelder’s election to the Board is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Restricted Stock Unit Agreement dated as of October 29, 2015 between the Company and Steven B. Schwarzwaelder

Exhibit 99.1	Press Release dated October 30, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCOR GROUP, INC.

Date: October 30, 2015	By:	/s/ Sheldon I. Cammaker
Name: Sheldon I. Cammaker Title: Executive Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Restricted Stock Unit Agreement dated as of October 29, 2015 between the Company and Steven B. Schwarzwaelder

99.1	Press Release dated October 30, 2015